BILL Reports First Quarter Fiscal Year 2026 Financial Results
•Q1 Core Revenue Increased 14% Year-Over-Year
•Q1 Total Revenue Increased 10% Year-Over-Year
•Announced three marquee Embed 2.0 Partnerships with NetSuite, Paychex, and Acumatica
SAN JOSE, Calif.--(BUSINESS WIRE) – November 6, 2025 – BILL (NYSE: BILL), the intelligent finance platform trusted by half a million businesses to manage, move and maximize their money, today announced financial results for the first fiscal quarter ended September 30, 2025.

“We started fiscal 2026 with strong momentum, expanding BILL’s reach and delivering a significant beat on profitability, all while leading a new era of intelligent financial operations powered by BILL AI Agents," said René Lacerte, BILL CEO and Founder. "Through new partnerships with NetSuite, Paychex and Acumatica - 3 of the most trusted platforms serving small and midsize companies - we’re meeting more businesses where they work and embedding BILL directly into their tech stack. Our AI Agents are an important breakthrough, enabling touchless B2B transactions that simplify operations and drive efficiency at scale. We’re putting Fortune 500 capabilities into the hands of the Fortune 5 Million, empowering them to operate with speed and sophistication, and Q1 was an important milestone on that path.”

“We extended our strong track record of delivering on our commitments. In Q1, we drove revenue and profitability that are ahead of our expectations while making great progress towards our fiscal 2026 priorities," said Rohini Jain, BILL CFO. “Our focused execution and disciplined approach to expenses enabled us to land a strong quarter. As we look ahead, we are confident in our ability to unlock additional efficiencies, strengthen our value proposition for SMBs, and drive greater shareholder value.”

Financial Highlights for the First Quarter of Fiscal Year 2026:
•Total revenue was $395.7 million, an increase of 10% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $358.0 million, an increase of 14% year-over-year. Subscription fees were $70.8 million, up 5% year-over-year. Transaction fees were $287.2 million, up 16% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $37.7 million.
•Gross profit was $318.7 million, representing an 80.5% gross margin, compared to $293.8 million, or an 82.0% gross margin, in the first quarter of fiscal 2025. Non-GAAP gross profit was $332.1 million, representing an 83.9% non-GAAP gross margin, compared to $307.0 million, or an 85.7% non-GAAP gross margin, in the first quarter of fiscal 2025.
•Operating loss was $20.7 million, compared to an operating loss of $7.7 million in the first quarter of fiscal 2025. Non-GAAP operating income was $68.2 million, compared to $67.1 million in the first quarter of fiscal 2025, an increase of 2% year-over-year.
•Net loss was $3.0 million, or $(0.03) per basic and diluted share, compared to net income of $8.9 million, or $0.08 per basic and diluted share in the first quarter of fiscal 2025. Non-GAAP net income was $70.2 million, or $0.61 per diluted share, compared to non-GAAP net income of $68.6 million, or $0.63 per diluted share, in the first quarter of fiscal 2025.
Business Highlights and Recent Developments:
•Served 498,100 businesses using our solutions as of the end of the first quarter.1
•Processed $89 billion in total payment volume in the first quarter, an increase of 12% year-over-year.
•Processed 33 million transactions during the first quarter, an increase of 16% year-over-year.
•Added Peter Feld, Managing Member, Portfolio Manager, and Head of Research at Starboard Value, and Lee Kirkpatrick, former Chief Financial Officer of Twilio, to our board of directors.
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

Financial Outlook
We are providing the following guidance for the fiscal second quarter ending December 31, 2025 and the full fiscal year ending June 30, 2026.

	Q2 FY26 Guidance	FY26 Guidance
Total revenue (millions)	$394.5 - $404.5	$1,596.5 - $1,626.5
Year-over-year total revenue growth	9% - 12%	9% - 11%
Core revenue (millions)	$359.0 - $369.0	$1,462.5 - $1,492.5
Year-over-year core revenue growth	12% - 15%	12% - 15%
Non-GAAP operating income (millions)	$62.5 - $67.5	$256.5 - $276.5
Non-GAAP net income (millions)	$62.5 - $66.5	$249.0 - $265.0
Non-GAAP net income per diluted share	$0.54 - $0.57	$2.11 - $2.25
The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%. The outlook for non-GAAP net income per diluted share does not take any future repurchases of BILL shares into account, as its impact on a per diluted share basis is not reasonably estimable.
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
BILL has not provided a reconciliation of its non-GAAP operating income, non-GAAP net income or non-GAAP net income per share guidance to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Conference Call and Webcast Information
In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal first quarter 2026 results and our outlook for the fiscal second quarter ending December 31, 2025 and fiscal year ending June 30, 2026. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.
About BILL
BILL (NYSE: BILL) is the intelligent finance platform trusted by nearly half a million businesses and their accountants to manage, move, and maximize their money. BILL powers businesses ranging from fast-moving startups to growing companies with complex operations. We use AI to deliver strategic finance capabilities in one integrated platform that includes AP, AR, expenses, forecasting, procurement and more. With a member network of more than 8 million, BILL’s platform processes ~1% of US GDP annually. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and software providers. For more information, visit bill.com.
Note on Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, core revenue, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share for the fiscal second quarter ending December 31, 2025 and full fiscal year ending June 30, 2026, our planned investments in fiscal year 2026, our revenue growth and profitability profile in future years, activity under our share repurchase program, and our expectations for the growth of demand for our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, significant political and regulatory developments or changes in trade policy, including government budget cuts, government shutdowns, the imposition of tariffs and other trade barriers, inflationary, recessionary, and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Cards and our invoice financing offering, our ability to attract new customers and convert trial customers into paying customers, our expectations for developing and deploying AI agents and other AI tools, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions, investments and other strategic transactions, changes to card network rules and interchange fee rates, our relationships with accounting firms, financial institutions and software providers, the global impacts of ongoing geopolitical conflicts, the actual and expected impacts of the above factors on the SMBs we serve and other risks detailed in the registration statements and periodic reports we file with the Securities and Exchange Commission (SEC), including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes
•depreciation and amortization
We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation and amortization
•restructuring
•professional advisory fees related to shareholders' activism
We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation and amortization
•restructuring
•professional advisory fees related to shareholders' activism
•gain on debt extinguishment
•amortization of debt issuance costs
•non-GAAP provision for income taxes
It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.
Depreciation and amortization. We exclude depreciation and amortization from certain of our non-GAAP financial measures because we believe that excluding this non-cash charge provides meaningful supplemental information regarding operational performance. Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.
Restructuring. We exclude costs incurred in connection with formal restructuring plans from certain of our non-GAAP financial measures because these costs are atypical and would have not otherwise been incurred in the normal course of our business operations.
Professional advisory fees related to shareholders' activism. We exclude costs associated with incremental professional advisory fees incurred in connection with activist shareholders, as these costs are atypical and do not reflect costs incurred from the Company’s regular engagement with shareholders.
Gain on debt extinguishment. We exclude gain on debt extinguishment associated with our repurchases of certain of our outstanding convertible senior notes because we believe that excluding this non-cash gain provides better insight regarding our operational performance.
Amortization of debt issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.
Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.
There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.
Free Cash Flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash that is generated, after incurring operating expenses, purchases of property and equipment and capitalization of internal-use software costs, for future operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in the ordinary course of business. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain strong balance sheets and invest in future growth.

IR Contact:

Jun Wang
junwang@hq.bill.com

Press Contact:

Lauren Johns
pr@hq.bill.com
Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2025	June 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$1,099,628	$1,038,346
Short-term investments	1,215,339	1,180,110
Accounts receivable, net	32,113	32,341
Acquired card receivables, net	738,765	685,108
Prepaid expenses and other current assets	269,326	258,418
Funds held for customers	3,974,674	4,044,470
Total current assets	7,329,845	7,238,793
Non-current assets:
Operating lease right-of-use assets, net	54,066	56,086
Property and equipment, net	128,957	116,611
Intangible assets, net	207,640	222,805
Goodwill	2,396,509	2,396,509
Other assets	34,228	33,178
Total assets	$10,151,245	$10,063,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,999	$16,293
Accrued compensation and benefits	35,950	39,581
Deferred revenue	20,782	22,435
Other accruals and current liabilities	306,405	252,455
Borrowings from credit facilities	—	180,005
Convertible senior notes, net	33,446	33,421
Customer fund deposits	3,974,674	4,044,470
Total current liabilities	4,378,256	4,588,660
Non-current liabilities:
Deferred revenue	346	285
Operating lease liabilities	55,947	58,372
Borrowings from credit facilities	330,003	—
Convertible senior notes, net	1,502,321	1,501,044
Other long-term liabilities	1,661	1,581
Total liabilities	6,268,534	6,149,942
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,464,986	5,414,645
Accumulated other comprehensive income	13,202	10,197
Accumulated deficit	(1,595,479)	(1,510,804)
Total stockholders' equity	3,882,711	3,914,040
Total liabilities and stockholders' equity	$10,151,245	$10,063,982

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended September 30,
	2025	2024
Revenue
Subscription and transaction fees (1)	$358,005	$314,943
Interest on funds held for customers	37,736	43,507
Total revenue	395,741	358,450
Cost of revenue
Service costs (1)	66,066	53,602
Depreciation and amortization (2)	10,937	11,094
Total cost of revenue	77,003	64,696
Gross profit	318,738	293,754
Operating expenses
Research and development (1)	80,289	78,685
Sales and marketing (1)	149,216	126,322
General and administrative (1)	76,919	66,771
Provision for expected credit losses	16,096	20,661
Depreciation and amortization (2)	8,067	9,013
Restructuring	8,870	—
Total operating expenses	339,457	301,452
Operating loss	(20,719)	(7,698)
Other income, net	17,906	17,878
Income (loss) before provision for income taxes	(2,813)	10,180
Provision for income taxes	149	1,268
Net income (loss)	$(2,962)	$8,912

Net income (loss) per share attributable to common stockholders:
Basic	$(0.03)	$0.08
Diluted	$(0.03)	$0.08
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	101,922	105,672
Diluted	101,922	107,322

______________________________________
(1) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three Months Ended September 30,
	2025	2024
Revenue - subscription and transaction fees	$609	$527
Cost of revenue - service costs	2,345	2,145
Research and development	25,900	23,635
Sales and marketing	9,626	10,795
General and administrative	20,325	17,555
Total stock-based compensation	$58,805	$54,657
(2) Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash of $4.5 million and $3.8 million during the three months ended September 30, 2025 and 2024, respectively, which are included in service costs in the condensed consolidated statements of operations.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(2,962)	$8,912
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	58,805	54,657
Amortization of intangible assets	15,165	16,938
Depreciation of property and equipment	3,839	3,169
Amortization of capitalized internal-use software costs and other paid in cash	4,507	3,944
Amortization of debt discount and issuance costs	1,610	895
Accretion of discount on investments in marketable debt securities	(7,464)	(12,241)
Accretion of discount on loans held for investment	(6,533)	(4,631)
Provision for expected credit losses on acquired card receivables and other financial assets	16,096	20,661
Non-cash operating lease expense	2,019	2,045
Other	368	172
Changes in assets and liabilities:
Accounts receivable	273	(4,028)
Prepaid expenses and other current assets	5,403	(1,143)
Other assets	(1,378)	6,910
Accounts payable	(9,797)	3,804
Other accruals and current liabilities	20,826	(9,791)
Operating lease liabilities	(2,331)	(2,348)
Deferred revenue	(1,591)	657
Net cash provided by operating activities	96,855	88,582
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(372,347)	(637,992)
Proceeds from maturities and sales of corporate and customer fund short-term investments	328,254	563,677
Purchases of loans held for investment	(241,680)	(181,686)
Principal repayments of loans held for investment	244,471	171,987
Acquired card receivables, net	(52,826)	(47,968)
Purchases of property and equipment	(1,299)	(17)
Capitalization of internal-use software costs	(13,294)	(7,039)
Other	—	(500)
Net cash used in investing activities	(108,721)	(139,538)

	Three Months Ended September 30,
	2025	2024
Cash flows from financing activities:
Customer fund deposits liability and other	(68,715)	78,512
Prepaid card deposits	16,764	11,322
Repurchase of common stock	(83,145)	(200,002)
Proceeds from line of credit borrowings	150,000	—
Proceeds from exercise of stock options	276	1,017
Tax withholdings related to net share settlements of equity awards	(14,080)	(1,304)
Proceeds from issuance of common stock under the employee stock purchase plan	—	5,302
Net cash provided by (used in) financing activities	1,100	(105,153)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	75	(127)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(10,691)	(156,236)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,550,885	3,351,399
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,540,194	$3,195,163
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$1,099,628	$853,470
Restricted cash included in other current assets	111,842	148,660
Restricted cash included in other assets	4,885	5,297
Restricted cash and restricted cash equivalents included in funds held for customers	2,323,839	2,187,736
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,540,194	$3,195,163

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended September 30,
	2025	2024
Reconciliation of gross profit:
GAAP gross profit	$318,738	$293,754
Add:
Depreciation and amortization (1)	10,937	11,094
Stock-based compensation and related payroll taxes charged to cost of revenue	2,405	2,183
Non-GAAP gross profit	$332,080	$307,031
GAAP gross margin	80.5%	82.0%
Non-GAAP gross margin	83.9%	85.7%
___________________
(1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash of $4.5 million and $3.8 million during the three months ended September 30, 2025 and 2024, respectively, which are included in service costs in the condensed consolidated statements of operations.

	Three Months Ended September 30,
	2025	2024
Reconciliation of operating expenses:
GAAP research and development expenses	$80,289	$78,685
Less - stock-based compensation and related payroll taxes	(26,429)	(23,976)
Non-GAAP research and development expenses	$53,860	$54,709

GAAP sales and marketing expenses	$149,216	$126,322
Less - stock-based compensation and related payroll taxes	(9,801)	(10,894)
Non-GAAP sales and marketing expenses	$139,415	$115,428

GAAP general and administrative expenses	$76,919	$66,771
Less:
Stock-based compensation and related payroll taxes	(20,602)	(17,718)
Restructuring	—	92
Professional advisory fees related to shareholders' activism	(1,844)	—
Non-GAAP general and administrative expenses	$54,473	$49,145

	Three Months Ended September 30,
	2025	2024
Reconciliation of operating loss:
GAAP operating loss	$(20,719)	$(7,698)
Add:
Depreciation and amortization (1)	19,004	20,107
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	59,237	54,771
Restructuring	8,870	(92)
Professional advisory fees related to shareholders' activism	1,844	—
Non-GAAP operating income	$68,236	$67,088
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $4.5 million and $3.8 million during the three months ended September 30, 2025 and 2024, respectively.

	Three Months Ended September 30,
	2025	2024
Reconciliation of net income (loss):
GAAP net income (loss)	$(2,962)	$8,912
Add - GAAP provision for income taxes	149	1,268
Income (loss) before taxes	(2,813)	10,180
Add (less):
Depreciation and amortization (1)	19,004	20,107
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	59,237	54,771
Restructuring	8,870	(92)
Professional advisory fees related to shareholders' activism	1,844	—
Gain on debt extinguishment, net of change on mark to market derivatives	—	(78)
Amortization of debt issuance costs	1,610	894
Non-GAAP net income before non-GAAP tax adjustments	87,752	85,782
Non-GAAP provision for income taxes (2)	(17,550)	(17,156)
Non-GAAP net income	$70,202	$68,626
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $4.5 million and $3.8 million during the three months ended September 30, 2025 and 2024, respectively.
(2) The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended September 30,
	2025	2024
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.03)	$0.08
Add - GAAP provision for income taxes	0.00	0.01
Income (loss) before taxes	(0.03)	0.09
Add:
Depreciation and amortization (1)	0.19	0.19
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.57	0.53
Restructuring	0.09	0.00
Professional advisory fees related to shareholders' activism	0.02	—
Gain on debt extinguishment, net of change on mark to market derivatives	—	0.00
Amortization of debt issuance costs	0.02	0.01
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$0.86	$0.81
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$0.76	$0.78
Less - Non-GAAP provision for income taxes	(0.17)	(0.16)
Non-GAAP net income per share attributable to common stockholders, basic	$0.69	$0.65
Non-GAAP net income per share attributable to common stockholders, diluted	$0.61	$0.63
___________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash of $4.5 million and $3.8 million during the three months ended September 30, 2025 and 2024, respectively.

	Three Months Ended September 30,
	2025	2024
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	101,922	105,672
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	101,922	107,322
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	115,487	109,749

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$96,855	$88,582
Purchases of property and equipment	(1,299)	(17)
Capitalization of internal-use software costs	(13,294)	(7,039)
Free cash flow	$82,262	$81,526